                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            Whittman-Hart, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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
              [LOGO]
                              WHITTMAN-HART, INC.

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 14, 1997

                            ------------------------

To the Stockholders of

  Whittman-Hart, Inc.:

    The Annual Meeting of Stockholders of Whittman-Hart, Inc. (the "Company") will be held at 10:00 a.m., Chicago time, on Wednesday, May 14, 1997, at The University of Chicago Downtown Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611, for the following purposes:

    (1) To elect two directors of the first class to the Company's Board of Directors; and

    (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 20, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          [EDWARD V. SZOFER SIGNATURE]

                                          Edward V. Szofer

                                          VICE PRESIDENT, CHIEF OPERATING

                                            OFFICER AND SECRETARY

Chicago, Illinois

April 11, 1997

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE. YOUR PROXY CAN BE WITHDRAWN AT ANY TIME BEFORE IT IS VOTED.

                              WHITTMAN-HART, INC.
                             311 SOUTH WACKER DRIVE
                                   SUITE 3500
                          CHICAGO, ILLINOIS 60606-6618
                                 (312) 922-9200

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or "Board") of Whittman-Hart, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Chicago time, Wednesday, May 14, 1997, at The University of Chicago Downtown Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first released to stockholders on or about April 11, 1997.

    RECORD DATE AND OUTSTANDING SHARES--The Board of Directors has fixed the close of business on March 20, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 20,215,329 shares of Common Stock, par value $.001 per share ("Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters coming before the Annual Meeting.

    VOTING OF PROXIES--Robert F. Bernard and David P. Shelow, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Mr. Bernard serves as an officer and director of the Company, and Mr. Shelow serves as an officer of the Company. The shares represented by each executed and returned proxy will be voted and such vote will be in accordance with the directions indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the specific proposal referred to in this Proxy Statement and specified in the Notice of Annual Meeting, and so far as is known to the Board of Directors, no other matters are to be brought before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may revoke a previously executed proxy by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

    REQUIRED VOTE--A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting is required to elect the nominees for directors. Stockholders will not be allowed to cumulate their votes in the election of directors.

    QUORUM--The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock entitled to vote on the Record Date.

    ANNUAL REPORT TO STOCKHOLDERS--The Company's Annual Report to Stockholders for the year ended December 31, 1996, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of five directors. Article III of the Company's Second Amended and Restated Bylaws provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two directors of the first class of the Company's Board of Directors will be elected, each to be elected for a term of three years expiring at the Annual Meeting of Stockholders in the year 2000. All of the nominees are presently serving as directors of the Company.

    The three directors whose terms of office do not expire in 1997 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

    If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

NOMINEES

    The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

                                                                                          SERVED AS
NAME                                                   AGE      POSITION WITH COMPANY  DIRECTOR SINCE
-------------------------------------------------      ---      ---------------------  ---------------
Lawrence P. Roches(1)(2).........................          45         Director                 1995
Robert F. Steel(1)(2)............................          42         Director                 1995

------------------------

(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation Committee of the Board of Directors.

    LAWRENCE P. ROCHES has served as a director of the Company since August 1995. He has been the Chief Executive Officer and a director of Melson Technologies, Inc., a provider of investment management systems for securities, mortgage loans and real estate portfolios since September 1994. From November 1991 to August 1994, he was employed as the Vice President of Marketing of ShipNet Systems, Inc., an information services company. From October 1985 to May 1991, Mr. Roches was employed as Vice President of Technology and Chief Services Officer of System Software Associates, Inc., a software company.

    ROBERT F. STEEL has served as a director of the Company since August 1995. He served as Secretary from January 1996 to May 1996. Since 1977, Mr. Steel has served in various positions with K.A. Steel Chemicals Inc., a chemical processing firm, most recently as President, Chief Executive Officer and Director. Mr. Steel also serves as a director of Monterey Pasta Company and as an officer and director of several other privately held companies.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION FOR DIRECTORS OF THE FIRST CLASS.

OTHER DIRECTORS

    The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

                                                                                                    SERVED AS        TERM
NAME                                  AGE                   POSITION WITH COMPANY                DIRECTOR SINCE     EXPIRES
--------------------------------      ---      ------------------------------------------------  ---------------  -----------
Robert F. Bernard...............          35   Chairman of the Board, President and Chief                1984           1999
                                               Executive Officer
Edward V. Szofer................          37   Director, Vice President, Chief Operating                 1995           1998
                                               Officer and Secretary
Paul D. Carbery(1)(2)...........          35   Director                                                  1995           1998

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    ROBERT F. BERNARD, the founder of the Company, has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1984. He was selected as the KPMG Illinois High Tech Entrepreneur of the Year in 1992.

    EDWARD V. SZOFER has served as a director of the Company since August 1995. He has been Vice President and Chief Operating Officer of the Company since January 1994 and Secretary of the Company since May 1996. From 1984 to December 1993, Mr. Szofer held various management positions with the Company in operations. Mr. Szofer was employed as a consultant in the Management Information Consulting division of Arthur Andersen & Co. prior to joining the Company.

    PAUL D. CARBERY has served as a director of the Company since August 1995. Mr. Carbery has been a general partner of Frontenac Company, a private equity investment management partnership, since June 1993 and was an associate of that firm from September 1989 to June 1993. He also serves as a director of Eagle River Interactive, Inc. as well as several privately held companies.

MEETINGS

    During the year ended December 31, 1996, the Board of Directors held seven meetings. Each director attended at least 75% of the aggregate of the number of board meetings held and the total number of meetings of committees on which he served that were held during 1996.

BOARD COMMITTEES

    The Board of Directors has established an Audit Committee and a Compensation Committee. Both the Audit Committee and the Compensation Committee are currently composed entirely of directors who are not officers or employees of the Company. The Company does not have a standing nominating committee.

    The Audit Committee, consisting of Messrs. Carbery, Roches and Steel, is responsible for selection, reviewing the results and scope of audits and other services provided by the Company's independent auditors and reviewing the Company's audit and control functions and reporting to the Board of Directors regarding all of the foregoing. The Audit Committee did not hold any meetings in 1996.

    The Compensation Committee, consisting of Messrs. Carbery, Roches and Steel, makes recommendations concerning the salaries and incentive compensation of employees of the Company, including the number of options to be granted to the Company's executive officers pursuant to its incentive compensation plans, and reporting to the Board of Directors regarding the foregoing. The Compensation Committee held two meetings in 1996.

DIRECTOR COMPENSATION

    Except for Mr. Roches, directors do not receive any compensation for their services, although directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. In 1996, Mr. Roches was granted a nonqualified option to acquire 16,000 shares of Common Stock at an exercise price of $2.315 per share (as adjusted to reflect the two-for-one split of the shares of Common Stock, effected in the form of a stock dividend on December 10, 1996 (the "Stock Split")).

                               EXECUTIVE OFFICERS

    Set forth below is a table identifying executive officers of the Company who are not identified in the tables entitled "Election of Directors--Nominees" or "--Other Directors."

NAME                             AGE                               POSITION
---------------------------      ---      ----------------------------------------------------------
Kevin M. Gaskey............          38   Chief Financial Officer and Treasurer
Susan B. Reardon...........          41   Director of Human Resources
Stanley F. Martin..........          42   Vice President of Marketing and Sales

    KEVIN M. GASKEY has served as the Chief Financial Officer and Treasurer of the Company since April 1990. Mr. Gaskey, a certified public accountant, joined the Company with over nine years of financial experience from his prior positions with KPMG Peat Marwick LLP, Beatrice Companies, Inc. and Baxter International, Inc.

    SUSAN B. REARDON has served as the Company's Director of Human Resources since February 1990. From June 1987 to January 1990, she established the human resource function at the Company. Prior to joining the Company, Ms. Reardon served as Human Resources Manager at TTX Co., a Chicago-based transportation equipment leasing company.

    STANLEY F. MARTIN has served as the Company's Vice President of Marketing and Sales since January 1997. From 1994 until joining the Company, Mr. Martin was the Area Director of Sales and Marketing for Ernst & Young LLP in New York. From 1988 to 1994, Mr. Martin served as a Divisional Vice President with Siemens Nixdorf Information Systems, managing a business unit that developed, marketed and sold client server applications for the U.S. market. Mr. Martin previously served in a variety of management positions with IBM Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers (as defined under Section 16) and directors, and persons who own greater than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, during 1996, all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

                             EXECUTIVE COMPENSATION

    The following tables provide information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996 and 1995 of those persons who were at December 31, 1996
(i) the chief executive officer and (ii) the four other most highly compensated (based upon combined salary and bonus) executive officers of the Company (collectively, with the chief executive officer, the "Named Officers"). All share numbers and option exercise prices included in these tables have been adjusted to reflect the Stock Split.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                              ANNUAL COMPENSATION         AWARDS(1)
                                                          ----------------------------  -------------
                                                                           OTHER         SECURITIES       ALL OTHER
                                                                           ANNUAL        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR     SALARY($)    BONUS($)   COMPENSATION($)    OPTIONS(#)        ($)(2)
---------------------------------  ---------  ----------  ----------  ----------------  -------------  ---------------

Robert F. Bernard ...............       1996  $  360,000  $    9,989         --              --              --
  Chairman of the Board,                1995     360,000      --        $    103,446(3)      --              --
  President and Chief Executive
  Officer

Edward V. Szofer ................       1996  $  200,000      --             --                 854       $     500
  Vice President, Chief Operating       1995     199,000  $   25,000         --             115,704             500
  Officer and Secretary

Kevin M. Gaskey .................       1996  $  165,000  $   15,000         --                 490       $     500
  Chief Financial Officer and           1995     160,500     141,250(4)        --           124,000             500
  Treasurer

Susan B. Reardon ................       1996  $  135,000      --             --                 576       $     500
  Director of Human Resources           1995     132,500  $   27,000         --             108,000             500

Glen A. Metelmann ...............       1996  $  136,000      --             --                 582       $     500
  Director of Marketing and             1995     135,000  $   20,400         --             110,096             500
  Sales(5)

------------------------

(1) The Company did not issue any restricted stock or grant any stock appreciation rights in 1996. None of the Named Executive Officers held any restricted stock as of December 31, 1996.

(2) Represents Company matching payments under the Company's 401(k) Plan.

(3) Represents amounts paid as reimbursement for income tax liabilities incurred as a result of the Company's predecessors' earnings.

(4) Represents a cash bonus of $41,250 and the issuance of 61,800 shares of Common Stock on February 15, 1995.

(5) Mr. Metelmann served as the Company's Director of Marketing and Sales until April 1997, when he became the Company's Director of Marketing and Sales for Information Technology ("IT") Products.

    OPTION GRANTS IN LAST FISCAL YEAR--The following table sets forth certain information with respect to the grant of stock options by the Company to the Named Officers during 1996. No stock appreciation rights were granted to the Named Officers in 1996.

                             OPTION GRANTS IN 1996

                                                                                                          POTENTIAL REALIZABLE
                                                                  INDIVIDUAL GRANTS(1)                      VALUE AT ASSUMED
                                                --------------------------------------------------------    ANNUAL RATES OF
                                                  NUMBER OF      % OF TOTAL                                   STOCK PRICE
                                                 SECURITIES        OPTIONS                                  APPRECIATION FOR
                                                 UNDERLYING      GRANTED TO      EXERCISE                    OPTION TERM(2)
                                                   OPTIONS        EMPLOYEES        PRICE     EXPIRATION   --------------------
NAME                                               GRANTED         IN YEAR        ($/SH)        DATE         5%         10%
----------------------------------------------  -------------  ---------------  -----------  -----------  ---------  ---------
Robert F. Bernard.............................       --              --             --           --          --         --
Edward V. Szofer..............................          854             1.2%     $   18.00      6/28/06   $   9,667  $  24,499
Kevin M. Gaskey...............................          490             0.7          18.00      6/28/06       5,547     14,057
Susan B. Reardon..............................          576             0.8          18.00      6/28/06       6,520     16,524
Glen A. Metelmann.............................          582             0.8          18.00      6/28/06       6,588     16,696

------------------------

(1) These options, all of which are nonqualified stock options, were granted pursuant to the 1995 Incentive Stock Plan. These options vested 10% upon grant and vest an additional 22.5% on each of the first four anniversaries of the date of the grant. The exercise price is payable in cash or, subject to certain limitations, by delivery of shares of Common Stock.

(2) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the Common Stock and the option holder's continued employment throughout the vesting period. The potential realizable value does not represent the Company's prediction of its stock price performance. The amounts reflected in the table may not be achieved.

    AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END 1996 OPTION VALUES--The following table sets forth certain information with respect to options exercises in 1996 by the Named Officers and on the Named Officers' unexercised options at December 31, 1996.

      AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END 1996 OPTION VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                    SHARES         VALUE         YEAR-END 1996 (#)          YEAR-END 1996 ($)(1)
                                  ACQUIRED ON    REALIZED    --------------------------  --------------------------
NAME                             EXERCISE (#)       ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------------  -------------  -----------  -----------  -------------  -----------  -------------
Robert F. Bernard..............       --            --           --            --            --            --
Edward V. Szofer...............        5,000     $ 101,275       32,572        78,806     $ 731,735    $ 1,752,332
Kevin M. Gaskey................       20,000       403,225       31,149        73,341       696,392      1,634,865
Susan B. Reardon...............       --            --           35,157        73,419       785,973      1,635,459
Glen A. Metelmann..............       10,800       218,417       25,056        74,822       559,897      1,666,785

------------------------

(1) The value per option is calculated by subtracting the exercise price from the closing price of the Common Stock on the Nasdaq National Market on December 31, 1996, which was $25.625.

EMPLOYMENT AGREEMENTS

    The Company is a party to substantially identical employment contracts with Messrs. Bernard, Szofer, Gaskey and Metelmann and Ms. Reardon, pursuant to which each of those individuals serves as an executive of the Company at compensation levels and terms to be agreed upon between those individuals and the Company. These agreements provide that upon termination of employment by the Company, other than for "Cause" (as defined in the agreements) or retirement, the Company shall pay the officer an amount equal to twice the executive's annual base compensation in effect at the time of termination in the case of Messrs. Bernard and Szofer and the executive's annual base compensation in the case of Messrs. Gaskey and Metelmann and Ms. Reardon. The agreements also provide that in the event of a "Change in Control" (as defined in the agreements) and the occurrence of certain events, and to the extent deductible under then applicable tax laws, the Company shall pay such executives a payment equal to two times the sum of:
(i) the executives' most recent base annual compensation in effect at the date of the "Change in Control" and (ii) the cash value of purchasing on an individual basis insurance protection (including dependent coverage) that is equal to the coverage then in effect with respect to the Company's health insurance plan, based upon the cost of such insurance coverage for a six-month period following the "Change in Control" date. Mr. Bernard's employment agreement does not provide for payments in the event of a "Change in Control". Each of these executives is subject to noncompetition, nonsolicitation and nondisclosure covenants.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of outside, non-employee directors, establishes the Company's compensation strategy and policies and determines the nature and amount of all compensation for the Company's executive officers.

    The Committee recognizes that the Company's many achievements to date have been largely a result of the outstanding efforts of the Company's senior management team and that the Company's future success will depend substantially on its continued ability to attract, motivate and retain talented and dedicated senior executives. With this understanding, the Committee attempts (a) to reward executives for superior individual and Company performance, (b) to foster commitment to the annual and long-term business performance and growth of the Company, (c) to create a commonality of interests between the management team and the Company's stockholders, and (d) to provide executive compensation packages that are fair and competitive with those provided by the Company's competitors in the IT services industry. To accomplish these goals, the Committee offers executive compensation packages consisting of three primary components: (i) base salaries, (ii) annual cash incentive awards based upon achievement of pre-determined financial targets for the Company, as well as key individual contributions to the Company's strategic development, and (iii) stock option awards, which enable the executives to profit only as stockholder value increases.

    In making its compensation decisions, the Committee considers overall Company financial performance, as well as individual executive contributions, as measured against certain objective and subjective factors which the Committee considers important. The Committee also reviews compensation surveys prepared by IT industry sources and, in greater detail, compensation information with respect to a few publicly-traded companies in the IT services industry. These companies, which the Company considers its principal competitors for executive talent, are included in the Nasdaq Computer & Data Processing Services Index appearing in the Performance Graph on page 10. Although the Committee does not target each item of compensation at a particular level relative to these comparative companies, the Committee does offer its executives the opportunity to earn highly competitive total compensation packages, provided the Company achieves certain financial targets and individual executive performance meets expectations.

BASE SALARIES

    Base salaries are established, in consideration of the competitive marketplace (as discussed above), at levels which the Committee considers to be appropriate relative to the responsibilities, experience and individual performance of each executive officer, without assigning any specific weight to any factor. Although the financial performance of the Company is also taken into account in setting base salaries, cash incentive awards and stock options are the primary components of the executive compensation packages designed to link compensation to Company performance. Base salaries are generally subject to annual review for adjustment by the Committee. For 1996, the Committee decided to provide each executive officer with either a very minor increase in base salary or no increase at all. Accordingly, Mr. Bernard, the Company's Chairman, President and Chief Executive Officer, did not receive any increase in base salary. The Committee's decisions with respect to base salaries reflected the Committee's view that base salaries were already at appropriate levels for 1996 and that there should be an increased emphasis on variable, "at risk" compensation tied to Company and individual performance.

CASH INCENTIVE AWARDS

    For 1996, the Company's executive officers did not receive cash incentive awards, except that Mr. Bernard and Mr. Gaskey were awarded small cash bonuses to reward their contributions to the Company's achievement of important strategic milestones, including the Company's successful completion of its initial public offering and a subsequent public offering. Because 1996 was the year in which the

Company transitioned from a private to a public Company, the Committee focused on stock option awards to foster "at risk" equity investment in the Company. The Committee intends to enhance the performance-based components of the Company's executive compensation program, including both cash incentive awards and stock options, with an emphasis on long-term incentives.

STOCK OPTIONS

    In addition to cash incentive awards, the Committee generally makes annual stock option awards to the executive officers, dependent upon the Company's financial performance for the previous year. Stock options are intended to create long-term incentives which are directly tied to the results of the Company's stock. The stock options have exercise prices of no less than the fair market value of the Common Stock on the date of grant. Vesting schedules are used to encourage continued employment with the Company and to emphasize long-term performance.

    During 1996, the Committee did not make regular stock option grants to the Company's executive officers, primarily because of the substantial option grants to the executive officers near the end of 1995. The Committee did, however, allow certain executives to exchange their right to receive certain benefits from the Company for options to purchase small numbers of shares. Furthermore, in January 1997, as a result of the Company's achievement of 1996 profit targets, the Committee awarded stock options to the Company's executive officers. These option grants will be reflected in the compensation tables in the Company's proxy statement for its 1998 annual meeting of stockholders.

COMPLIANCE WITH SECTION 162(M)

    The Compensation Committee currently intends for all compensation paid to its executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)").
Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance-based, is established by a committee of independent directors and is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation Committee believes that the requirements of Section 162(m) may arbitrarily impact the Company. Accordingly, in the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying
Section 162(m), such program is appropriate.

                                          COMPENSATION COMMITTEE
                                          Robert F. Steel
                                          Paul D. Carbery
                                          Lawrence P. Roches

                               PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market-U.S. Index and the Nasdaq Computer & Data Processing Services Index during the period commencing on May 3, 1996, the date of the Company's initial public offering, and ending on December 31, 1996. The comparison assumes $100 was invested on May 3, 1996 in the Common Stock, the Nasdaq Stock Market-U.S. Index and the Nasdaq Computer & Data Processing Services Index and assumes the reinvestment of all dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                  5/3/1996   12/3/1996
Whittman-Hart, Inc.                                 $100.00    $ 209.18
Nasdaq Stock Market - U.S. Index                     100.00      109.04
Nasdaq Computer & Data Processing Services Index     100.00      107.22

                                                                           5/3/96    12/31/96
                                                                          ---------  ---------
Whittman-Hart, Inc......................................................  $  100.00  $  209.18
Nasdaq Stock Market-U.S. Index..........................................     100.00     109.04
Nasdaq Computer & Data Processing Services Index........................     100.00     107.22

                              CERTAIN TRANSACTIONS

    In August 1995, F-WH Corporation ("Frontenac") purchased 173,832 preferred equity units in Whittman-Hart, L.P., a Delaware limited partnership which owned the Company's business until December 31, 1995 ("LP"), for $4.0 million, and PVP-WH Corporation ("Platinum") purchased 65,187 preferred equity units in LP for $1.5 million. The preferred equity units were converted into a like number of shares of Redeemable Preferred Stock in connection with the restructuring of the Company effective December 31, 1995, and such shares were converted into 1,912,148 (as adjusted to reflect the Stock Split) shares of Common Stock immediately prior to the consummation of the Company's initial public offering.

    Frontenac and Platinum were granted certain registration rights with respect to the preferred equity units and any securities issuable upon conversion of the preferred equity units. They were also granted certain other rights, including:
(i) the right to each designate one member to the Company's five person Board of Directors; (ii) certain class voting rights; (iii) certain preferences upon liquidation, dissolution or winding up of the Company; (iv) a preferred dividend accrual of 10% per annum payable upon redemption of the preferred equity units; and (v) certain rights of first refusal and co-sale rights involving existing management securities. In addition, Frontenac; Platinum; Whittman-Hart, Ltd., a Delaware corporation which was the general partner of LP ("Limited"); and each of Messrs. Bernard and Szofer entered into a Voting Agreement whereby the parties, other than Limited, agreed to vote in favor of the others' respective designees to the Board of Directors. The preferential rights, including those enumerated above, and the Voting Agreement terminated immediately prior to the consummation of the Company's initial public offering.

    During the time when the Company's business was conducted as a partnership, various loans were made among Mr. Bernard, Limited and LP, all of which have been repaid. In January 1996, loans by the Company to Mr. Bernard aggregated $326,356 and bore interest at the per annum rate of prime less 2%. These loans were made to enable Mr. Bernard to make certain payments owned by him to an affiliate of the Company. Also in January 1996, loans from Mr. Bernard to the Company aggregated $317,413 and bore interest at the per annum rate of 10%. These loans were made for working capital and other general corporate purposes. On January 25, 1996, the loans were offset against each other and the remaining balance owed by Mr. Bernard to the Company was paid in full.

    In 1995, the Company acquired a 50% ownership interest in Sleep Relief L.L.C., an Illinois limited liability company ("Sleep Relief"). Sleep Relief develops and markets sleep laboratory software products and provides consulting, education and risk assessment services to providers involved in the practice of sleep medicine, as well as organizations seeking to identify sleep disorders in targeted populations. In consideration of its ownership interest, the Company made a nominal capital investment in Sleep Relief and committed to provide up to $150,000 in technical and administrative support and to match capital contributions made by other interested parties, provided an appraisal determines that the value of Sleep Relief will increase by the value of the Company's contribution. Mr. Bernard serves on Sleep Relief's Management Committee.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of March 20, 1997 (except as otherwise indicated), certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Officers, (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person named below has (a) an address in care of the Company's principal executive offices, and (b) to the Company's knowledge, sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person.

                                                                                    NUMBER OF SHARES
                                                                                      BENEFICIALLY      PERCENT OF
                                 NAME AND ADDRESS                                         OWNED          OWNERSHIP
----------------------------------------------------------------------------------  -----------------  -------------
Robert F. Bernard(1)..............................................................       7,687,617            38.0%
Smith Barney Mutual Funds Management Inc.(2)......................................       1,045,000             5.2
Smith Barney Holdings Inc.(2).....................................................       1,101,105             5.4
Travelers Group Inc.(2)...........................................................       1,101,105             5.4
Putnam Investments, Inc.(3).......................................................       1,057,793             5.2
Edward V. Szofer(1)...............................................................         456,766             2.3
Kevin M. Gaskey(1)................................................................         123,872               *
Susan B. Reardon(1)...............................................................          82,546               *
Glen A. Metelmann(1)..............................................................          11,871               *
Robert F. Steel(4)................................................................              --              --
Paul D. Carbery(5)................................................................         123,574               *
Lawrence P. Roches(1).............................................................           4,000               *
Directors and executive officers as a group (8 persons)(1)........................       8,490,246            41.8%

------------------------

*   Less than one percent

(1) Includes shares of Common Stock which can be acquired through the exercise of options within 60 days of March 20, 1997, as follows: Robert F. Bernard 6,633 shares; Edward V. Szofer 36,526 shares; Kevin M. Gaskey 33,872 shares; Susan B. Reardon 36,960 shares; Glen A. Metelmann 1,871 shares; Lawrence P. Roches 4,000 shares; and all executive officers and directors as a group 119,862 shares.

(2) As reported on a Schedule 13G filed with the Commission on February 14, 1997 (the "Travelers 13G") by Smith Barney Mutual Funds Management Inc. ("SBMFM"), Smith Barney Holdings Inc. ("SBH") and Travelers Group Inc. ("Travelers"). According to the Travelers 13G, SBMFM has shared voting and dispositive power with respect to 1,045,000 shares, and each of SBH and Travelers has shared voting and dispositive power with respect to 1,101,105 shares. The address of each of SBMFM, SBH and Travelers is 338 Greenwich Street, New York, New York 10013.

(3) As reported on a Schedule 13G filed with the Commission on January 31, 1997 (the "Putnam 13G") by Putnam Investments, Inc. ("PI"), Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. According to the Putnam 13G, PI has shared voting power with respect to 66,818 shares and shared dispositive power with respect to all 1,057,793 shares. The address of PI is One Post Office Square, Boston, Massachusetts 02109.

(4) Mr. Steel, a director of the Company, is a limited partner of Platinum Venture Partners I, L.P. and Platinum Venture Partners II, L.P. As such, Mr. Steel may be deemed to beneficially own the 37,564 shares of the Common Stock beneficially owned by Platinum Venture Partners I, L.P. and the 42,930 shares of the Common Stock beneficially owned by Platinum Venture Partners II, L.P. Mr. Steel disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 ("Exchange Act").

(5) Mr. Carbery, a director of the Company, is a general partner of Frontenac Company, which is the general partner of Frontenac VI Limited Partnership. As such, Mr. Carbery may be deemed to beneficially own the 123,574 shares of Common Stock beneficially owned by Frontenac VI Limited Partnership. Mr. Carbery disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Exchange Act.

                              INDEPENDENT AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP to audit the financial statements of the Company for the year ended December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if such representative desires, and to respond to appropriate questions.

                             MISCELLANEOUS MATTERS

    STOCKHOLDER LIST--A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, commencing May 2, 1997 and continuing through the date of the Annual Meeting, at the principal executive offices of the Company, 311 South Wacker Drive, Suite 3500, Chicago, Illinois 60606-6618.

    SOLICITATION--The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

    PROPOSALS OF STOCKHOLDERS--Proposals of stockholders intended to be considered at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 12, 1997.

    ADDITIONAL INFORMATION--The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date. Requests for such materials should be directed to Whittman-Hart, Inc., 311 South Wacker Drive, Suite 3500, Chicago, Illinois 60606-6618, Attention: David P. Shelow.

                                          By order of the Board of Directors

                                          [EDWARD V. SZOFER SIGNATURE]

                                          Edward V. Szofer
                                          VICE PRESIDENT, CHIEF OPERATING
                                          OFFICER AND SECRETARY

Chicago, Illinois
April 11, 1997

PROXY                                                                     PROXY

                              WHITTMAN-HART, INC.

       311 SOUTH WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS 60606-6618

   PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of Whittman-Hart, Inc. (the "Company") hereby appoints Robert F. Bernard and David P. Shelow, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of the Company held of record by the undersigned as of March 20, 1997 which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 14, 1997 at 10:00 a.m., Chicago time, at The University of Chicago Downtown Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611, and at any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

              PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              WHITTMAN-HART, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/
[                                                                            ]
                                             Withhold    For All
                                             Authority   Except
1. ELECTION OF DIRECTORS               For      For      as Written
   (TERMS TO EXPIRE IN 2000)           All      All      Below
   NOMINEES: Lawrence P. Roches        / /      / /        / /
             Robert F. Steel
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)
______________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.


                                 Dated: ____________________________, 1997


Signature(s)_______________________________________________


___________________________________________________________

Please date and sign exactly as the name appears hereon. When signing as executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership or limited liability company, please sign in partnership or limited liability company name by an authorized person.


                            - FOLD AND DETACH HERE -

                             YOUR VOTE IS IMPORTANT!

             PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.